Exhibit 3.2

BYLAWS

of

MIKE THE PIKE PRODUCTIONS, Inc.

ARTICLE I

Offices

1.1 Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Wyoming at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2 Other Offices: The Corporation may have other offices within or outside the State of Wyoming at such place or places as the Board of Directors may from time to time determine.

ARTICLE 2

Shareholder’s Meetings

2.1 Meeting Place: All meetings of the shareholders shall be held the registered office of the corporation, or at such place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2 Annual Meeting Time: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on January 31st, at the hour of 11am if not a legal holiday, and if a legal holiday, then on the day following, at the same hour.

2.3 Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:

(a) Calling of the meeting to order.

(b) Proof of notice of meeting (or filing of waiver).

(c) Reading of minutes of last annual meeting.

(d) Report of officers.

(e) Reports of committees.

(f) Election of directors.

(g) Miscellaneous business.

2.4 Special Meetings: Special meetings of the shareholders for any purpose may be called at any time by the President, Board of Directors, or the holders of not less than one-twenty of all shares entitled to vote at the meeting.

2.5 Notice:

(a) Notice of the time and place of an annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than fifty days, prior to the meeting, to each shareholder of record entitled to vote at such meeting.

(b) At least ten days and not more than fifty days prior to the meeting, written or printed notice of each special meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

2.6 Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to the meeting. The records shall be kept open at the time and place of such meeting for the inspection of any shareholder.

2.7 Quorum: Except as otherwise required by law:

(a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation, entitled to vote at such meeting.

(b) The voters of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present, shall be sufficient to transact business.

2.8 Closing of Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the (late on which the particular action requiring such determination of shareholders is to be taken.

2.9 Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

2.10 Action by Shareholders Without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation, may be taken at a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

2.11 Waiver of Notice: A waiver of notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

ARTICLE 3

Stock

3.1 Certificates: Certificates of stock shall be issued in numerical order by the Transfer Agent of the Company per the request of the Company’s Board of Directors.

3.2 Transfer: Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar; and before a new certificate is issued. the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers or shares therein.

3.3 Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Wyoming. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of shareholder who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained therein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

3.4 Mutilated, Lost, or Destroyed Certificates: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

3.5 Fractional Shares or Scrip: The Corporation may:

(a) Issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation;

(b) Arrange for the disposition of fractional interests by those entitled thereto;

(c) Pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such shares are determined; or

(d) Issue script in registered or bearer form which shall entitle the holder to receive a certificate for the full share upon surrender of such script aggregating a full share.

3.6 Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE 4

Board of Directors

4.1 Numbers and Powers: The management of all the affairs, property and interest of the corporation shall be vested in the Board of Directors, consisting of one person who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders or residents of the State of Wyoming. In addition to the powers and authorities granted by these Bylaws, and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

4.2 Change of Number: The number of directors may at any time be increased or decreased by amendment of these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

4.3 Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or, otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

4.4 Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such shareholders.

4.5 Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the registered office of the corporation or at such place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

4.6 Special Meetings: Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or any two or more directors.

4.7 Notice of Meetings: Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Any special meeting of the Board of Directors may preceded by at least two days’ notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation of these Bylaws require otherwise. Notice may be given personally, by facsimile, by mail, or in any other manner allowed by law. Oral notification shall be sufficient only if a written record of such notice is included in the Corporation’s minute book. Notice shall be deemed effective at the earliest of. (a) receipt; (b) delivery to the proper address or telephone number of the directors as shown in the Corporation’s records; or (c) five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid. Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

4.8 Quorum: A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

4.9 Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

4.10 Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.11 Executive and Other Committees: Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending sale, lease or exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the equal and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending the Bylaws. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.12 Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors. A fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Member of standing or special committees may be allowed like compensation for attending committee meetings.

4.13 Loans: No loans shall be made by the corporation to the directors, unless first approved by the holders of two-thirds of the voting shares. No loans shall be made by the corporation secured by its own shares.

4.14 Action by Directors Without a Meeting: Any action required or which may be taken without a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

4.15 Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

ARTICLE 5

Officers

5.1 Designations: The officers of the corporation shall be a CEO, President, and such Officers, Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary.

5.2 The President: The president shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all other duties as are incident to his office or are properly required of him by the Board of Directors.

5.3 Vice President: During absence or disability of the President, the Executive Vice-Presidents in the order designated by the Board of Directors, shall exercise all functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

5.4 Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep the minutes of all meetings, shall have charge of the seal and the corporate books, shall make such reports and perform other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

5.5 The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books on account. He shall disburse funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial conditions to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

5.6 Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.7 Vacancies: Vacancies in any office arising from any cause may be filled bythe Board of Directors at any regular or special meeting of the Board.

5.8 Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.9 Loans: No loans shall be made by the corporation to any officer, unless first approved by the holders of two-thirds of the voting shares.

5.10 Term - Removal: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.11 Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

5.12 Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE 6

Dividends and Finance

6.1 Dividends: Dividends may be declared by the Board of Directors and paid by the corporation out of the unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, or in treasury shares of the corporation, subject to the conditions and limitations imposed by the State of Wyoming. The stock transfer books may be closed for the payment of dividends during such periods of not exceeding fifty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may declare dividends payable only to holders of record at the close of business, on any business day not more than fifty days prior to the date on which the dividend is paid.

6.2 Reserves: Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient dividends, or for maintaining any property of the corporation, or for any other purpose, and earned surplus of any year not set apart until otherwise disposed of by the Board of Directors.

6.3 Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE 7

Notices

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

ARTICLE 8

 Seal

The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation. The procurement of a corporate seal shall be discretionary only, and is not required.

ARTICLE 9

 Books and Records

The corporation shall keep correct and complete books and record of accounts and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE 10

Special Corporate Acts

10.1 Execution of Written Instruments: Contracts, deeds, documents, and instruments shall be executed by the President alone unless the Board of Directors shall, in a particular situation, designate another procedure for their execution.

10.2 Signing of Checks or Notes: Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

10.3 Indemnification of Directors and Officers: The corporation shall indemnify any and all directors or officers or former directors or former officers or any person who may have served at its request as a director or officer of the corporation or of any other corporation in which it is a creditor, against expenses actually or necessarily incurred by them in connection with the defense or settlement of any action, suit, or proceeding brought or threatened in which they, or any of them, are or might be made parties, or a party, by reason of being or having been directors or officers or a director or an officer of the corporation, or of such other corporation. This indemnification shall not apply, however, to matter as to which such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of other rights to which those indemnified may be entitled, under any law, bylaw, agreement, vote of shareholders, or otherwise.

ARTICLE 11

Amendments

11.1 By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

11.2 By Directors: The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws of this corporation. However any such alteration, amendment, or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders meeting.

11.3 Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, Bylaws: subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

Adopted by resolution of the Corporation’s Board of Directors or incorporator on This 28th day of December, 2010.

/s/ Mark B. Newbauer

Mark B. Newbauer

CEO/President